UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2025

Palomar Holdings, Inc.
(Exact name of registrant as specified in its charter) Commission File Number: 001-38873
Delaware	83-3972551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
7979 Ivanhoe Avenue, Suite 500 La Jolla, California 92037
(Address of principal executive offices, including zip code)

(619) 567-5290
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

 On May 29, 2025, Palomar Holdings Inc. ("Palomar" or the "Company") issued a press release announcing the successful completion of certain reinsurance programs incepting June 1, 2025, and increased the Company’s full year 2025 adjusted net income guidance. A copy of the press release is attached hereto as Exhibit 99.1.

            The Company has procured approximately $455 million of incremental limit to support the growth of its Earthquake franchise. The Company’s reinsurance coverage now exhausts at $3.53 billion for earthquake events and $100 million for continental United States hurricane events. The reinsurance program provides ample capacity for the Company’s growth in the subject business lines as well as coverage to a level exceeding Palomar’s 1:250-year peak zone Probable Maximum Loss (“PML”).

The Company’s per occurrence catastrophe event retention is $11 million for hurricane events, reduced from $15.5 million the previous treaty year, and $20 million for earthquake events, levels that continue to be meaningfully within management’s previously stated guideposts of less than one quarter’s adjusted net income and less than 5% of stockholders' equity.

$525 million of the $3.53 billion earthquake limit was sourced through a new catastrophe bond, Torrey Pines Re Series 2025-1. The new catastrophe bond issuance is the sixth Insurance Linked Securities (“ILS”) transaction Palomar has sponsored.

Effective June 1st, the Company also executed the first standalone excess of loss (‘XOL’) treaty covering the Hawaii hurricane policies issued by Laulima Exchange ("Laulima"). This business was previously covered through Palomar’s core reinsurance tower, which now consists of over 95% earthquake-only coverage as a result of this change. Laulima’s XOL reinsurance program consists of per occurrence coverage up to $735 million with a retention of $1.5 million.

Other highlights of the Company’s reinsurance program include:

●    $1.15 billion of multi-year ILS capacity providing diversifying collateralized reinsurance capital;

●    A reinsurance panel of 100 reinsurers and ILS investors, including multiple new reinsurers, all of which have an “A-” (Excellent) or better financial strength rating from A.M. Best and/or S&P (Standard & Poor’s) or are fully collateralized;

●    Prepaid reinstatements for substantially all layers that include a reinstatement provision, thereby limiting the pre-tax net loss to $11 million for hurricane events and $20 million for earthquake events, with modest additional reinsurance premium due.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release, dated May 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PALOMAR HOLDINGS, INC.

Date:	May 29, 2025	/s/ T. Christopher Uchida
T. Christopher Uchida
Chief Financial Officer
(Principal Financial and Accounting Officer)